Class I shares of the Fund.
Shares were issued to Class A,
Class B, Class C and Class I
shareholders
of Evergreen Florida Municipal
 Bond Fund at an exchange ratio
 of 1.23 for Class A, Class B,
Class C and Class I shares of
the Fund. On the same date, the
 Fund also acquired the net assets
of Atlas National Municipal Bond
 Fund in a tax-free exchange for
 Class A shares of the Fund.
Shares were issued to shareholders
 of Atlas National Municipal Bond
Fund at an exchange ratio
of 1.57 for Class A shares of the
Fund. The aggregate net assets of
the Fund immediately prior to
the acquisitions were 886,794,285.
The value of net assets acquired,
 unrealized appreciation acquired
 and number of shares issued
were as follows:
Value of Net Number of
Assets Unrealized Shares
Acquired Fund Acquired Appreciation
Issued
Evergreen Florida
10,271,926 Class A
Municipal Bond Fund  275,612,429
  6,438,841 1,463,680 Class B
996,075 Class C
24,118,130 Class I
Atlas National
18,437,641 Class A
Municipal Bond Fund 137,902,639 4,591,742
The aggregate net assets of the Fund
immediately after these acquisitions
were 1,300,309,353.